Exhibit 32.02
CERTIFICATION BY SENIOR VICE PRESIDENT OF ACCOUNTING AND FINANCE
     I, Gregory T. Donovan, certify that (i) the Form 10Q for the quarter ended September 30, 2009 of Campbell Alternative Asset Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of Campbell Alternative Asset Trust.

CAMPBELL ALTERNATIVE ASSET TRUST

By:	Campbell & Company, Inc., managing owner

By:	/s/ Gregory T. Donovan Gregory T. Donovan
Chief Financial Officer
November 16, 2009

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